UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2007

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2007, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Covansys Corporation (“Covansys”). Pursuant to the Merger Agreement, at the effective time of the merger, each share of Covansys issued and outstanding immediately prior to the effective time (other than shares held by Covansys, the Registrant, or any of their subsidiaries), will be automatically converted into the right to receive an amount of cash equal to $34.00, without interest. The consummation of the merger is subject to various customary conditions, including adoption of the Merger Agreement by Covansys’s shareholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. A copy of the Merger Agreement is attached as Exhibit 2.01 hereto.

Item 9.01.  Financial Statements and Exhibits

99.1 Press release dated April 25, 2007 regarding the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: April 30, 2007	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

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EXHIBIT INDEX

Exhibit

2.01 Agreement and Plan of Merger, dated as of April 25, 2007, by and among Computer Sciences Corporation, Surfside Acquisition Corp. and Covansys Corporation.

99.1 Press release dated April 25, 2007 regarding the Merger Agreement.

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